UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 4, 2009

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On February 5, 2009, Newfield Exploration Company (“Newfield”) issued a press release announcing its fourth quarter and full-year 2008 financial and operating results, first quarter 2009 earnings guidance and 2009 capital budget.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

       Corporate Succession Activities.  On February 5, 2009, Newfield’s Board of Directors elected Lee K. Boothby as President, effective immediately.  The Board expects to name Mr. Boothby to the additional role of Chief Executive Officer at Newfield’s Annual Meeting in May 2009, where he also will stand for election to Newfield’s Board of Directors.  Mr. Boothby will succeed David A. Trice as Newfield’s President and Chief Executive Officer.  Mr. Trice announced that he will retire as Chief Executive Officer at Newfield’s Annual Meeting in May 2009.  Mr. Trice will stand for re-election to the Board of Directors at the Annual Meeting and, if elected, will serve a one-year term as non-executive Chairman to assist the Board in the transition.

Mr. Boothby, age 47, joined Newfield nearly 10 years ago and most recently served as Senior Vice President—Acquisitions and Business Development since October 2007.  Prior to that role, he managed Newfield’s Mid-Continent operations as President of Newfield’s Mid-Continent division from February 2002 to October 2007.  He was promoted from General Manager to Vice President of Newfield in November 2004.  The Mid-Continent division, located in Tulsa, Oklahoma, has been Newfield’s fastest growing division during the last three years in terms of production and reserves.

On February 5, 2009, Newfield’s Board of Directors also announced that it plans to name Gary D. Packer as Executive Vice President and Chief Operating Officer, effective at the Annual Meeting in May 2009.  Mr. Packer, age 46, joined Newfield in 1995.  Mr. Packer currently manages Newfield’s Rocky Mountains operations as President of Newfield’s Rocky Mountain division.  He has served in this position since Newfield acquired Inland Resources and entered the Rocky Mountains in 2004.  He was promoted from General Manager to Newfield’s Vice President – Rocky Mountains in November 2004.  The Rocky Mountains division, located in Denver, Colorado, is Newfield’s second largest division, more than tripling production and reserves since Newfield entered the Rocky Mountains in 2004.

All Newfield executive officers serve at the discretion of Newfield’s Board of Directors.  Mr. Boothby and Mr. Packer both were considered named executive officers of Newfield during 2008, and a description of related party transactions can be found under the heading “Interests of Management and Others in Certain Transactions” in Newfield’s Proxy Statement related to its 2008 Annual Meeting of Stockholders.

A copy of the press release describing the promotions of Mr. Boothby and Mr. Packer and Mr. Trice’s retirement is filed herewith as Exhibit 99.2.

February 4, 2009 Grants to Executive Officers.  On February 4, 2009, each executive officer of Newfield listed in the table below was granted the number of shares of time-vesting restricted stock set forth opposite his or her name.

The restricted stock, which was granted pursuant to Newfield’s 2004 Omnibus Stock Plan, vests in three equal annual installments beginning on February 4, 2011, which is the second anniversary of the grant date.  All of the restricted stock will vest upon death or disability (as defined in the award agreement) or change of control (as defined in the 2004 Omnibus Stock Plan).  A pro rata portion of the shares of restricted stock will vest if the executive officer’s employment is terminated by reason of his or her qualified retirement (as defined in the award agreement).  Each of these awards is governed by a restricted stock agreement, the form of which is filed herewith as Exhibit 10.15 and is incorporated herein by reference.

Executive Officer	Title	Number of Shares of Time-Vested Restricted Stock
Lee K. Boothby	President	33,600
Terry W. Rathert	Senior Vice President and Chief Financial Officer	33,600
Mona Leigh Bernhardt	Vice President—Human Resources	14,400
W. Mark Blumenshine	Vice President—Land	15,360
Stephen C. Campbell	Vice President—Investor Relations	14,400
George T. Dunn	Vice President—Mid-Continent	24,000
John H. Jasek	Vice President—Gulf of Mexico	19,200
James J. Metcalf	Vice President—Drilling	15,360
Gary D. Packer	Vice President—Rocky Mountains	33,600
William D. Schneider	Vice President—Onshore Gulf Coast & International	19,200
Mark J. Spicer	Vice President—Information Technology	14,400
James T. Zernell	Vice President—Production	19,200
John D. Marziotti	General Counsel and Secretary	15,360
Brian L. Rickmers	Controller & Assistant Secretary	14,400
Susan G. Riggs	Treasurer	11,520

Indemnification Agreements. On February 5, 2009, Newfield’s Board of Directors, upon the recommendation of the Nominating & Corporate Governance Committee of the Board, approved a new form of Indemnification Agreement and directed Newfield to enter into the new Indemnification Agreements with each of Newfield’s officers and directors.  The new form of Indemnification Agreement was adopted by the Board to reflect changes made to the indemnification and expense advancement provisions contained in Newfield’s amended and restated Bylaws, which also were adopted by the Board on February 5, 2009 and are described in more detail under Item 5.03 below.  A copy of the form of Indemnification Agreement is filed herewith as Exhibit 10.20 and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2009, Newfield’s Board of Directors, upon the recommendation of the Nominating & Corporate Governance Committee of the Board, approved an amendment and restatement of Newfield’s Bylaws, effective as of February 5, 2009 (as amended and restated, the “Bylaws”), that (1) modified the advanced notice provisions for stockholder proposals and nominations of directors for stockholder meetings and (2) clarified the indemnification and expense advancement provisions, each as further described below.  In addition, the Bylaws reflect certain non-substantive language and conforming changes and other technical edits and updates.

Advanced Notice Provisions.  Pursuant to the Bylaws, any stockholder who wishes to nominate a person for election as a director or to introduce an item of business at a meeting of Newfield’s stockholders must follow certain procedures.  Under these procedures, the stockholder must submit the proposed nominee or item of business by delivering notice to Newfield’s Secretary at its principal executive offices.  The notice must be received as follows:

•	Normally, for an annual meeting Newfield must receive the notice not less than 75 days or more than 120 days before the first anniversary of the prior year’s meeting.
•
However, if the annual meeting is held on a date that is more than 15 days before or 30 days after such anniversary date, Newfield must receive the notice by the later of (1) 75 days before the annual meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

•
If Newfield holds a special meeting, Newfield must receive the notice by the later of (1) 75 days before the special meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

Under the provisions contained in Newfield’s bylaws before the amendment and restatement (the “Previous Bylaws”), any stockholder who wished to bring business before or propose director nominations at an annual meeting was required to give advance written notice to Newfield’s Secretary at its principal executive offices as follows:

•
Normally, for an annual meeting, the notice was required to be received by Newfield not less than 45 days or more than 120 days in advance of the date on which Newfield filed its definitive proxy materials for the prior year’s annual meeting.

•
However, if the annual meeting was held on a date more than 30 days before or 30 days after the anniversary of the previous year’s annual meeting, the notice was required to be received by Newfield no later than the later of (1) 60 days before the annual meeting or (2) 10 days following the day on which public announcement of the date of the meeting was first made.

•
In the case of a special meeting, the notice was required to be received by Newfield not less than (1) 150 days before the special meeting or (2) 10 days following the date on which public announcement of the date of the special meeting and of the nominees to be elected at the meeting was first made.

The notice required by the Bylaws also must contain the information set forth in the Bylaws about both the nominee or the other proposed business, as applicable, and the stockholder making the nomination or proposal.  The information required by the Bylaws has been expanded from the Previous Bylaws to include (1) information regarding any material relationships between the noticing stockholder and its proposed Board nominee, (2) information regarding derivatives, short positions and other economic or voting interests with respect to Newfield’s common stock and (3) a representation regarding the accuracy of the information provided.

Indemnification and Expense Advancement Provisions.  The article of the Bylaws containing the indemnification and expense advancement provisions was modified to clarify that (1) the undertaking required for advancement of expenses can only be based on the language under Section 145 of the Delaware General Corporation Law and no additional or more restrictive conditions can be imposed, (2) advances of expenses will be unsecured and interest free and (3) no amendment, modification or repeal of that article of the Bylaws will have the effect of limiting, denying or otherwise adversely affecting any rights or protections of a director or officer (including a former director or officer) or other person covered by the article with respect to any acts, omissions, facts or circumstances occurring before the amendment, modification or repeal.

Item 7.01  Regulation FD Disclosure

On February 5, 2009, Newfield issued its @NFX publication, which includes fourth quarter and full-year 2008 highlights, an operational update by region, 2009 capital budget and production guidance, and tables detailing complete hedging positions as of February 4, 2009.  A copy of the publication is furnished herewith as Exhibit 99.3.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	3.2	Amended and Restated Bylaws, effective as of February 5, 2009
	10.15	Form of Restricted Stock Agreement
	10.20	Form of Indemnification Agreement
	99.1	Earnings Press Release issued by Newfield on February 5, 2009
	99.2	Succession Press Release issued by Newfield on February 5, 2009
	99.3	@ NFX Publication issued by Newfield on February 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 6, 2009	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws, effective as of February 5, 2009
10.15	Form of Restricted Stock Agreement
10.20	Form of Indemnification Agreement
99.1	Earnings Press Release issued by Newfield on February 5, 2009
99.2	Succession Press Release issued by Newfield on February 5, 2009
99.3	@ NFX Publication issued by Newfield on February 5, 2009